Exhibit 99.1
Unity Reports Third Quarter 2026 Financial Results
SAN FRANCISCO, November 5, 2026 -- Unity (NYSE: U), the world’s leading game engine, today announced financial results for the third quarter ended September 30, 2026.
"Third-quarter performance was our strongest ever, with Vector growing 126% year-over-year and 40% quarter-over-quarter, and the first GAAP profitable quarter since our IPO," said Matt Bromberg, President and CEO of Unity.
"We are seeing the compounding impact of our flywheel strategy: more creators make more games on our platform, and more games fuel the need for more discovery through advertising."
Select revenue highlights for Q3 2026 are as follows (in thousands):

	Three Months Ended September 30,
	2026	2025	YoY Change
Strategic Grow Revenue	$431,502	$226,770	90%
Strategic Create Revenue	$165,070	$148,122	11%
Total Strategic Revenue	$596,572	$374,892	59%
Non-Strategic Revenue[1]	$25,520	$95,723	(73)%
Total Revenue	$622,092	$470,615	32%
Q4 2026 Guidance2
•Strategic Revenue of $683 million to $691 million, up 65% - 67% year-over-year
◦Strategic Grow Revenue of $515 million to $520 million, up 105% - 107% year-over-year
◦Strategic Create Revenue of $168 million to $171 million up 4% - 6% year-over-year
•Non-Strategic Revenue of $5 million
•Adjusted EBITDA of $290 million to $295 million, up 132% - 136% year-over-year
1 Consists primarily of revenue from (i) our ironSource Ads network, which was sunset in the second quarter of 2026, and (ii) our Supersonic publishing business which was sold on August 4, 2026.
2 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. We have not reconciled our estimates for non-GAAP financial measures in this press release and in the earnings call referencing this press release to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter non-GAAP results included in this press release.

© 2026 Unity Technologies	U N I T Y . C O M	|	1

Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its third quarter 2026. The live public webcast can be accessed on Unity’s Investor Relations website at https://investors.unity.com. The webcast replay will also be available on the site.
Third Quarter 2026 Results:
Total Revenue Highlights:
•Revenue was $622 million, compared to $471 million in the third quarter 2025.
•Grow Solutions revenue was $457 million, compared to $318 million in the third quarter 2025.
•Create Solutions revenue was $165 million, compared to $152 million in the third quarter 2025.
Profitability Highlights:
•GAAP net income was $122 million, with a margin of 20%; GAAP basic net income per share was $0.27; GAAP diluted net income per share was $0.25.
•Adjusted EBITDA was $257 million, with a margin of 41%; adjusted EPS was $0.44.
•Net cash provided by operating activities was $224 million; free cash flow was $220 million.
Revenue
Revenue was $622 million, up 32% year-over-year. Strategic revenue was $597 million, up 59% year-over-year.
Grow Solutions revenue was $457 million, up 44% year-over-year. The change was due to growth in the Unity Ads Network, driven by Unity Vector, partially offset by decreases in the ironSource Ads Network.
Create Solutions revenue was $165 million, up 8% year-over-year. The increase was driven by increases in subscription revenue, partially offset by decreases in cloud and hosting services revenue, driven by our portfolio reset in 2025.
Basic and Diluted Net Income (Loss) per share
Basic net income per share was $0.27, as compared to a basic net loss per share of $0.30 for the same period in 2025.
Diluted net income per share was $0.25, as compared to a diluted net loss per share of $0.30 for the same period in 2025.
Net Income (Loss) and Net Cash Provided by Operating Activities
Net income for the quarter was $122 million, compared to a net loss of $127 million in the third quarter of 2025.
Net income (loss) margin was 20%, compared to (27)% in the third quarter of 2025.
Net cash provided by operating activities for the quarter was $224 million, compared to $155 million in the third quarter of 2025.

© 2026 Unity Technologies	U N I T Y . C O M	|	2

Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $257 million, with a margin of 41%, compared to $109 million in the third quarter of 2025, with a margin of 23%. The year-over-year improvement was driven by higher revenue and continued cost control.
Free cash flow for the quarter was $220 million, compared to $151 million in the third quarter of 2025.
Adjusted EPS for the quarter was $0.44, compared to $0.20 in the third quarter of 2025.
Liquidity
As of September 30, 2026, our cash, cash equivalents, and restricted cash was $2,651 million, an increase of $587 million, compared with $2,064 million as of December 31, 2025. This increase was primarily driven by our operations.
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.

© 2026 Unity Technologies	U N I T Y . C O M	|	3

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share par value)
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,646,439	$2,055,840
Accounts receivable, net	833,522	643,611
Prepaid expenses and other	91,200	113,012
Total current assets	3,571,161	2,812,463
Property and equipment, net	46,407	68,289
Goodwill	3,155,607	3,166,304
Intangible assets, net	86,403	650,544
Other assets	104,512	140,006
Total assets	$6,964,090	$6,837,606
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,161	$13,981
Accrued expenses and other	312,060	299,541
Publisher payables	513,236	431,494
Deferred revenue	248,652	224,405
Current portion of convertible notes	557,540	556,451
Total current liabilities	1,649,649	1,525,872
Convertible notes	1,680,905	1,678,899
Long-term deferred revenue	20,895	14,038
Other long-term liabilities	84,164	122,660
Total liabilities	3,435,613	3,341,469
Commitments and contingencies
Redeemable noncontrolling interests	273,279	252,637
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 443,800 and 432,860	2	2
Additional paid-in capital	7,632,029	7,378,295
Accumulated other comprehensive income (loss)	5,521	(2,156)
Accumulated deficit	(4,388,696)	(4,138,709)
Total Unity Software Inc. stockholders' equity	3,248,856	3,237,432
Noncontrolling interest	6,342	6,068
Total stockholders' equity	3,255,198	3,243,500
Total liabilities and stockholders' equity	$6,964,090	$6,837,606

© 2026 Unity Technologies	U N I T Y . C O M	|	4

UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$622,092	$470,615	$1,676,798	$1,346,559
Cost of revenue	112,505	120,332	575,851	348,500
Gross profit	509,587	350,283	1,100,947	998,059
Operating expenses
Research and development	251,148	244,357	783,848	679,789
Sales and marketing	103,471	165,869	431,216	489,395
General and administrative	54,321	65,913	168,868	201,418
Total operating expenses	408,940	476,139	1,383,932	1,370,602
Operating income (loss)	100,647	(125,856)	(282,985)	(372,543)
Interest expense	(6,043)	(6,043)	(18,095)	(17,964)
Interest income and other income (expense), net	24,325	14,448	45,730	92,396
Income (loss) before income taxes	118,929	(117,451)	(255,350)	(298,111)
Provision for (benefit from) income taxes	(2,661)	9,377	(7,341)	13,989
Net income (loss)	121,590	(126,828)	(248,009)	(312,100)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	361	(466)	1,978	702
Net income (loss) attributable to Unity Software Inc.	121,229	(126,362)	(249,987)	(312,802)

Basic net income (loss) per share attributable to common stockholders of Unity Software Inc.	$0.27	$(0.30)	$(0.59)	$(0.75)
Diluted net income (loss) per share attributable to common stockholders of Unity Software Inc.	$0.25	$(0.30)	$(0.59)	$(0.75)

Net income (loss)	121,590	(126,828)	(248,009)	(312,100)
Change in foreign currency translation adjustment	2,841	1,353	9,712	5,247
Comprehensive income (loss)	$124,431	$(125,475)	$(238,297)	$(306,853)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	361	(466)	1,978	702
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	600	282	2,035	1,100
Comprehensive income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	961	(184)	4,013	1,802
Comprehensive income (loss) attributable to Unity Software Inc.	$123,470	$(125,291)	$(242,310)	$(308,655)

© 2026 Unity Technologies	U N I T Y . C O M	|	5

UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating activities
Net income (loss)	$121,590	$(126,828)	$(248,009)	$(312,100)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	84,886	135,893	297,616	329,038
Stock-based compensation expense	62,771	91,968	219,884	292,362
Gain on repayment of convertible note	—	—	—	(42,744)
Impairment of intangible assets	—	—	270,506	—
Impairment of property and equipment	—	862	8,447	4,911
Impairment of investments	—	—	15,000	—
Other	(3,055)	3,452	(489)	(4,520)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(140,222)	(3,773)	(207,588)	(25,834)
Prepaid expenses and other	(4,300)	(3,684)	21,855	10,087
Other assets	3,980	18,669	16,247	30,558
Accounts payable	7,591	7,998	4,380	5,899
Accrued expenses and other	7,728	17,901	15,260	4,289
Publisher payables	72,037	24,471	96,671	2,906
Other long-term liabilities	(440)	(18,795)	(38,203)	(31,656)
Deferred revenue	11,395	7,264	29,292	38,324
Net cash provided by operating activities	223,961	155,398	500,869	301,520
Investing activities
Purchases of non-marketable investments	—	—	—	(2,000)
Proceeds from sale of business	37,152	—	37,152	—
Purchases of property and equipment	(4,254)	(4,107)	(12,746)	(16,271)
Net cash provided by (used in) investing activities	32,898	(4,107)	24,406	(18,271)
Financing activities
Proceeds from issuance of convertible notes	—	—	—	690,000
Purchase of capped calls	—	—	—	(44,436)
Payment of debt issuance costs	—	—	—	(13,236)
Repayments of convertible note	—	—	—	(641,691)
Proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares	34,155	54,082	50,349	85,476
Net cash provided by financing activities	34,155	54,082	50,349	76,113
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3,334	2,208	11,544	21,845
Increase in cash, cash equivalents, and restricted cash	294,348	207,581	587,168	381,207
Cash, cash equivalents, and restricted cash, beginning of period	2,357,121	1,701,507	2,064,301	1,527,881
Cash, cash equivalents, and restricted cash, end of period	$2,651,469	$1,909,088	$2,651,469	$1,909,088

© 2026 Unity Technologies	U N I T Y . C O M	|	6

About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, gain on sale of business, restructuring and reorganization costs, interest expense, interest income and other income (expense), net and the provision for income taxes. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, and restructuring and reorganization costs. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, and restructuring and reorganization costs. We define adjusted research and development expense as GAAP research and development expense, excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, gain on sale of business, and restructuring and reorganization costs. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, gain on sale of business, and restructuring and reorganization costs. We define adjusted general and administrative expense as GAAP general and administrative expense excluding stock-based compensation expense, depreciation expense, impairment of intangible assets, gain on sale of business, and restructuring and reorganization costs. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as GAAP net income or loss excluding stock-based compensation expense, amortization and impairment of intangible assets, depreciation expense, gain on sale of business, restructuring and reorganization costs, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

© 2026 Unity Technologies	U N I T Y . C O M	|	7

UNITY SOFTWARE INC.
Non-GAAP Reconciliation
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$622,092	$470,615	$1,676,798	$1,346,559

Adjusted EBITDA reconciliation
GAAP net income (loss)	$121,590	$(126,828)	$(248,009)	$(312,100)
Add:
Stock-based compensation expense	$63,076	$91,561	$215,521	$288,312
Amortization of intangible assets	$76,738	$125,345	$271,642	$297,213
Depreciation expense	$8,148	$10,548	$25,974	$31,825
Impairment of intangible assets	$—	$—	$278,666	$—
Restructuring and reorganization costs	$12,510	$7,899	$50,772	$39,130
Gain on sale of business	$(4,521)	$—	$(4,521)	$—
Interest expense	$6,043	$6,043	$18,095	$17,964
Interest income and other income (expense), net	$(24,325)	$(14,448)	$(45,730)	$(92,396)
Provision for (benefit from) income taxes	$(2,661)	$9,377	$(7,341)	$13,989
Adjusted EBITDA	$256,598	$109,497	$555,069	$283,937
GAAP net income (loss) margin	20%	(27)%	(15)%	(23)%
Adjusted EBITDA margin	41%	23%	33%	21%

Adjusted gross profit reconciliation
GAAP gross profit	$509,587	$350,283	$1,100,947	$998,059
Add:
Stock-based compensation expense	4,811	9,111	18,905	28,084
Amortization of intangible assets	5,695	27,293	39,314	80,990
Depreciation expense	1,314	1,734	4,254	5,214
Impairment of intangible assets	—	—	226,516	—
Restructuring and reorganization costs	4,766	(23)	8,628	786
Adjusted gross profit	$526,173	$388,398	$1,398,564	$1,113,133
GAAP gross margin	82%	74%	66%	74%
Adjusted gross margin	85%	82%	83%	83%

© 2026 Unity Technologies	U N I T Y . C O M	|	8

UNITY SOFTWARE INC.
Non-GAAP Reconciliation
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$112,505	$120,332	$575,851	$348,500
Stock-based compensation expense	(4,811)	(9,111)	(18,905)	(28,084)
Amortization of intangible assets	(5,695)	(27,293)	(39,314)	(80,990)
Depreciation expense	(1,314)	(1,734)	(4,254)	(5,214)
Impairment of intangible assets	—	—	(226,516)	—
Restructuring and reorganization costs	(4,766)	23	(8,628)	(786)
Adjusted cost of revenue	$95,919	$82,217	$278,234	$233,426
GAAP cost of revenue as a percentage of revenue	18%	26%	34%	26%
Adjusted cost of revenue as a percentage of revenue	15%	18%	17%	17%

Research and development
GAAP research and development expense	$251,148	$244,357	$783,848	$679,789
Stock-based compensation expense	(31,923)	(45,654)	(110,020)	(147,299)
Amortization of intangible assets	(51,820)	(53,304)	(154,591)	(86,166)
Depreciation expense	(3,979)	(5,166)	(12,705)	(15,772)
Impairment of intangible assets	—	—	(3,998)	—
Restructuring and reorganization costs	(4,283)	(1,503)	(30,238)	(14,430)
Gain on sale of business	$335	$—	$335	$—
Adjusted research and development expense	$159,478	$138,730	$472,631	$416,122
GAAP research and development expense as a percentage of revenue	40%	52%	47%	51%
Adjusted research and development expense as a percentage of revenue	26%	30%	28%	31%

Sales and marketing
GAAP sales and marketing expense	$103,471	$165,869	$431,216	$489,395
Stock-based compensation expense	(8,886)	(17,893)	(35,998)	(53,420)
Amortization of intangible assets	(19,223)	(44,748)	(77,737)	(130,057)
Depreciation expense	(1,667)	(2,184)	(5,268)	(6,494)
Impairment of intangible assets	—	—	(46,969)	—
Restructuring and reorganization costs	(1,951)	(361)	(8,502)	(9,514)
Gain on sale of business	$296	$—	$296	$—
Adjusted sales and marketing expense	$72,040	$100,683	$257,038	$289,910
GAAP sales and marketing expense as a percentage of revenue	17%	35%	26%	36%
Adjusted sales and marketing expense as a percentage of revenue	12%	21%	15%	22%

© 2026 Unity Technologies	U N I T Y . C O M	|	9

UNITY SOFTWARE INC.
Non-GAAP Reconciliation
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

General and administrative
GAAP general and administrative expense	$54,321	$65,913	$168,868	$201,418
Stock-based compensation expense	(17,456)	(18,903)	(50,598)	(59,509)
Depreciation expense	(1,188)	(1,464)	(3,747)	(4,345)
Impairment of intangible assets	—	—	(1,183)	—
Restructuring and reorganization costs	(1,510)	(6,058)	(3,404)	(14,400)
Gain on sale of business	$3,890	$—	$3,890	$—
Adjusted general and administrative expense	$38,057	$39,488	$113,826	$123,164
GAAP general and administrative expense as a percentage of revenue	9%	14%	10%	15%
Adjusted general and administrative expense as a percentage of revenue	6%	8%	7%	9%

Adjusted EPS reconciliation
GAAP net income (loss)	$121,590	$(126,828)	$(248,009)	$(312,100)
Stock-based compensation expense	63,076	91,561	215,521	288,312
Amortization of intangible assets	76,738	125,345	271,642	297,213
Depreciation expense	8,148	10,548	25,974	31,825
Impairment of intangible assets	—	—	278,666	—
Restructuring and reorganization costs	12,510	7,899	50,772	39,130
Gain on sale of business	(4,521)	—	(4,521)	—
Income tax impact of adjusting items	(64,417)	(16,561)	(138,253)	(64,852)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$213,124	$91,964	$451,792	$279,528
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,686	4,714	14,030	14,014
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$217,810	$96,678	$465,822	$293,542

Weighted-average common shares used in GAAP basic net income (loss) per share attributable to common stockholders of Unity Software Inc.	441,557	424,296	437,930	417,919
Convertible notes	41,348	41,348	41,348	37,770
Stock options and PVOs	3,780	6,510	3,007	6,253
Unvested RSUs, PVUs, and PSUs	11,480	13,055	8,624	7,598
ESPP	—	130	42	261
Non-GAAP weighted-average common shares used in adjusted EPS	498,165	485,339	490,951	469,801

© 2026 Unity Technologies	U N I T Y . C O M	|	10

UNITY SOFTWARE INC.
Non-GAAP Reconciliation
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP diluted net income (loss) per share attributable to common stockholders of Unity Software Inc.	$0.25	$(0.30)	$(0.59)	$(0.75)
Total impact on diluted net income (loss) per share attributable to common stockholders of Unity Software Inc. from non-GAAP adjustments and noncontrolling interests	0.21	0.52	1.62	1.42
Total impact on diluted net income (loss) per share attributable to common stockholders of Unity Software Inc. from antidilutive common stock now included	(0.02)	(0.02)	(0.08)	(0.05)
Adjusted EPS	$0.44	$0.20	$0.95	$0.62

Free cash flow reconciliation
Net cash provided by operating activities	$223,961	$155,398	$500,869	$301,520
Less:
Purchases of property and equipment	(4,254)	(4,107)	(12,746)	(16,271)
Free cash flow	$219,707	$151,291	$488,123	$285,249

Net cash provided by (used in) investing activities	$32,898	$(4,107)	$24,406	$(18,271)
Net cash provided by financing activities	$34,155	$54,082	$50,349	$76,113

© 2026 Unity Technologies	U N I T Y . C O M	|	11

Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including statements regarding Unity’s outlook and future financial performance, including, but not limited to: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements, performance, growth, leveraging of behavioral data available through Unity runtime, and impact on Unity’s overall future growth prospects; (iii) Unity’s strategic initiatives, including its continued investment and focus on artificial intelligence tools and integrations with third-party coding agents, and their expected impact on developer adoption; (iv) Unity’s flywheel strategy and its expected impact on Unity’s business; (v) expectations regarding Unity Spark and Unity’s partnership with Google, including Unity Spark’s launch timing, pricing and monetization model, and impact on Unity’s revenues; (vi) statements regarding Unity’s product roadmap, products, projects, technology, ongoing product development and improvements, and customer demand for Unity products; (vii) statements regarding industry trends and business model evolution; (viii) statements regarding Unity’s market opportunity; (ix) expectations regarding Unity’s competitive position, core value proposition, and growth prospects; (x) expectations regarding improvements in operating margins, operating leverage, operating discipline and cost management; (xi) expectations regarding future profitability, including anticipated benefits of GAAP profitability; (xii) Unity’s plan to pay off its convertible notes due November 15, 2026 and expectations regarding capital allocation; and (xiii) Unity’s financial guidance for future periods. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) Unity’s ability to compete effectively; (iii) adverse changes in the geopolitical relationship between the U.S. and China; (iv) Unity’s ability to develop, deploy, maintain, manage, or commercialize artificial intelligence-enabled products, its reliance on third-party artificial intelligence models, and the costs associated with such efforts; (v) Unity’s ability to address issues raised by the development or use of artificial intelligence in its offerings, or the use of artificial intelligence by its customers, personnel, vendors and competitors; (vi) Unity’s ability to execute its plans to realign its business and to right-size its investments, including the sunset of the ironSource Ads Network; (vii) the impact of any decisions to change how Unity prices its products and services; (viii) Unity’s ability to achieve and sustain profitability; (ix) Unity’s ability to retain existing customers and expand the use of its platform, or attract new customers; (x) Unity’s ability to further expand into adjacent business areas or new industries; (xi) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xii) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xiii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiv) Unity’s ability to manage growth effectively and manage costs effectively; (xv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xvi) Unity’s ability to attract, manage and retain its talent; (xvii) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xviii) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 11, 2026, our Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2026 and August 6, 2026, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.

© 2026 Unity Technologies	U N I T Y . C O M	|	12

Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
UnityComms@unity3d.com

Source: Unity Software Inc.

© 2026 Unity Technologies	U N I T Y . C O M	|	13